RELEASE:	Immediate (July 26, 2007)	Exhibit 99.1

CONTACT:	Randall V. Becker, Chief Financial Officer
The Commerce Group, Inc.
(508) 949-4129

The Commerce Group, Inc.
Announces 2007 Second Quarter Results
and Comparison to 2006

WEBSTER, MA, July 26, 2007 -- The Commerce Group, Inc. (NYSE:CGI) today reported 2007 second quarter results.  Net earnings were $41.5 million, or $0.63 per diluted share, compared to net earnings of $58.6 million or $0.86 per diluted share for 2006.

Included in the 2006 second quarter results are net realized investment losses of $6.5 million, or $0.06 per diluted share, as compared to no reportable impact on earnings during the current year second quarter.  A complete breakdown of this information is included in the attached tables.

Earned premiums were $453.5 million for the second quarter of 2007, compared to $414.5 million for the second quarter of 2006.  Written premiums were $469.7 million for the second quarter of 2007, compared to $476.6 million for the second quarter of 2006. Massachusetts written premium per vehicle decreased approximately 8.9% in the second quarter compared to last year, while the number of insured vehicles increased 3.1%.  The decline in written premium per vehicle resulted from the state mandated personal automobile premium rate decrease which was effective April 1, 2007. A schedule of direct written premiums to earned premiums is included in the attached tables.

The second quarter GAAP consolidated combined ratio was 97.6%, compared to 87.7% for 2006.  The increase in the combined ratio was the result of an increase in the loss ratio.  The Company’s GAAP consolidated loss ratio for the second quarter of 2007 increased to 67.5% from 57.5% for the same period last year.  The loss ratio increase was primarily the result of several factors. (1) Additional reserves of $10.3 million were provided at State-Wide Insurance Company, our second quarter acquisition. We acquired State-Wide on April 2, 2007 and our review of their loss reserve position indicated that additional reserves were necessary, primarily for personal injury protection claims. (2) Decreased earned premium per earned exposure. The decrease in earned premium per exposure was 3.5% in Massachusetts, due to state mandated rate decreases, and 4.4% outside of Massachusetts, as a result of increased competition. (3) Higher loss development occurred in the Other-than-Massachusetts segment for the 2006 accident year coupled with higher 2007 accident year loss results primarily in the homeowners line of business. (4) Increased automobile bodily injury claim severity, partially offset by slightly lower claim frequency.

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CGI 2Q’07 Earnings Release (page 2 of 7)

Also included in the combined ratio are higher expenses related to the American Commerce Insurance Company agent stock option program, primarily as a result of the increase in our stock price at June 30, 2007, as compared to March 31, 2007. Expense related to this item totaled $12.1 million for the current year second quarter versus $5.9 million for the previous year. The Company’s GAAP consolidated underwriting ratio decreased slightly to 30.1%, as compared to 30.2% for last year’s second quarter. The underwriting ratio remained consistent as increased expenses from reduced ceded reinsurance commissions resulting from the June 30, 2006 termination of our other-than-automobile quota share agreement were largely offset by a decline in agents’ profit sharing expense.

In the second quarter, net investment income increased 9.7% over the same period last year to $39.6 million as a result of increases in both invested assets and investment yields.

Cumulative June 30, 2007 Results

Net earnings for the first six months of 2007 were $115.9 million, or $1.74 per diluted share, compared to net earnings of $125.6 million or $1.85 per diluted share for 2006.

During the first six months of 2007, the Company had net realized investment gains of $32.1 million, or $0.31 per diluted share, compared to losses of $0.2 million, with no reportable impact on diluted EPS, in the same period of 2006.  A complete breakdown of this information is included in the attached tables.

Earned premiums were $905.4 million for the first six months of 2007, compared to $842.9 million for the same period of 2006.  Written premiums were $981.2 million for the first six months of 2007, compared to $965.8 million for the same period of 2006. Massachusetts written premium per vehicle decreased approximately 2.9% in the first six months of 2007 compared to last year, while the number of insured vehicles increased 2.2%.  A schedule of direct written premiums to earned premiums is included in the attached tables.

The 2007 six-month GAAP consolidated combined ratio was 95.2%, compared to 87.1% for 2006.  The increase in the combined ratio was the result of increases in both the loss and underwriting ratios.  The Company’s GAAP consolidated loss ratio for the first six months of 2007 increased to 66.7% from 60.1% for the same period last year.  The increase in the loss ratio resulted from the same factors as occurred during the second quarter. The Company’s GAAP consolidated underwriting ratio increased to 28.5%, as compared to 27.0% for last year’s ratio. This increase is principally due to reduced ceded reinsurance commissions resulting from the termination of our other-than-automobile quota share agreement, partially offset by a decline in agents’ profit sharing expense.

In the first six months, net investment income increased 14.1% over the same period last year to $79.5 million as a result of increases in both invested assets and investment yields

A complete presentation of the June 30, 2007 and 2006 financial statement information is included in the financial statements attached to this press release.

Additional supplemental financial information is available on the Company’s website at www.commerceinsurance.com, at the “Investors” tab under the “Financial Reports” link.

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CGI 2Q’07 Earnings Release (page 3 of 7)

During the second quarter of 2007, the Company repurchased 1,823,373 shares of common stock at an average cost of $33.37 per share.  Since June 30, 2007 and through July 25, 2007, the Company repurchased an additional 810,987 shares at an average cost of $33.17 per share. In May 2007, the Company’s Board of Directors increased the amount of shares authorized under the buyback program to 5.0 million shares. As a result of purchases to date, the Company has authority to repurchase an additional 3,141,110 shares of common stock under this stock repurchase authorization.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States of America (GAAP).

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts.  Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, American Commerce Insurance Company in Ohio, and State-Wide Insurance Company in New York.  Through its subsidiaries’ combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A.M. Best Company, based on 2006 direct written premium information.  The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

During the second quarter of 2007, the Company completed its acquisition of SWICO Enterprises, Ltd., the holding company for Hempstead, New York-based property and casualty insurer State-Wide Insurance Company. For year 2006, State-Wide reported approximately $38 million in direct written premiums. It is through this acquisition that the Company entered the New York personal lines insurance market.

Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “may,” “will,” “could,” “likely,” “should,” “management believes,” “we believe,” “we intend,” and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC.  The following are among the key factors that could cause actual results to differ materially from forward-looking statements:

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CGI 2Q’07 Earnings Release (page 4 of 7)

•	the possibility of severe weather, terrorism and other adverse catastrophic experiences;
•	adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
•	adverse state and federal regulations and legislation;
•	adverse judicial decisions;
•	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
•	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
•	premium rate making decisions for private passenger automobile policies in Massachusetts;
•	potential rate filings;
•	heightened competition;
•	the implementation of managed competition and an Assigned Risk Plan in Massachusetts;
•	our concentration of business within Massachusetts and within the personal automobile line of business;
•	market disruption in Massachusetts, if competitors exit the market or become insolvent;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the effectiveness of our reinsurance strategies;
•	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Fitch, Moody’s and S&P;
•	our ability to attract and retain independent agents;
•	our ability to retain our affinity relationships with AAA clubs;
•	our dependence on a key third party service vendor for our automobile business in Massachusetts;
•	our dependence on our executive officers; and,
•	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement.  The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

(Tables Follow)

CGI 2Q '07 Earnings Release (page 5 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
June 30, 2007 and 2006
(Thousands of Dollars, Except Per Share Data)
Unaudited
	June 30,	June 30,
	2007	2006
Assets:
Investments and cash:
Fixed maturities, at market	$1,982,643	$2,012,988
Preferred stocks, at market	538,801	391,821
Common stocks, at market	53,735	106,483
Preferred stock mutual funds, at equity	165,090	123,807
Mortgage loans and collateral notes receivable	19,995	17,986
Cash and cash equivalents	119,221	96,350
Short-term investments	4,370	-
Other investments	59,678	33,596

Total investments and cash	2,943,533	2,783,031

Accrued investment income	23,449	21,891
Premiums receivable	497,831	492,812
Deferred policy acquisition costs	196,294	181,720
Property and equipment, net	72,506	66,034
Residual market receivable	165,029	175,944
Due from reinsurers	60,031	137,615
Deferred income taxes	57,401	76,043
Current income taxes	9,215	1,335
Other assets	51,633	40,078

Total assets	$4,076,922	$3,976,503

Liabilities:
Unpaid losses and LAE	$1,014,904	$954,241
Unearned premiums	1,000,948	970,319
Bonds payable	298,689	298,487
Deferred income	9,327	10,339
Accrued agents' profit sharing	157,737	157,505
Other liabilities and accrued expenses	137,393	193,021

Total liabilities	2,618,998	2,583,912

Minority interest	13,668	6,335

Stockholders' equity:
Preferred stock	-	-
Common stock	40,915	40,919
Paid-in capital	140,866	132,360
Net accumulated other comprehensive loss	(15,002)	(29,541)
Retained earnings	1,615,494	1,456,927

Stockholders' equity before treasury stock	1,782,273	1,600,665

Treasury stock	(338,017)	(214,409)

Total stockholders' equity	1,444,256	1,386,256

Total liabilities, minority interest and stockholders' equity	$4,076,922	$3,976,503

Common shares outstanding	63,996,434	67,695,890

Stockholders' equity per share	$22.57	$20.48

CGI 2Q '07 Earnings Release (page 6 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Six Months Ended June 30, 2007 and 2006
(Thousands of Dollars, Except Per Share Data)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Earned premiums	$453,523	$414,483	$905,436	$842,941
Net investment income	39,608	36,119	79,452	69,648
Premium finance and service fees	7,697	6,921	15,032	14,071
Net realized investment gains (losses)	(1)	(6,537)	32,111	(165)

TOTAL REVENUES	500,827	450,986	1,032,031	926,495

Expenses:
Losses and LAE	306,026	238,151	603,474	506,401
Policy acquisition costs	132,110	123,798	255,685	229,623
Interest expense & amortization of bond fees	4,581	4,581	9,162	9,162

TOTAL EXPENSES	442,717	366,530	868,321	745,186

Earnings before income taxes and minority interest	58,110	84,456	163,710	181,309

Income taxes	16,088	25,607	47,071	55,269

Earnings before minority interest	42,022	58,849	116,639	126,040

Minority interest in net earnings of subsidiary	(537)	(230)	(789)	(466)

NET EARNINGS	$41,485	$58,619	$115,850	$125,574

COMPREHENSIVE INCOME	$9,092	$43,151	$66,575	$102,843

EARNINGS PER COMMON SHARE:
Basic	$0.64	$0.87	$1.76	$1.86
Diluted	$0.63	$0.86	$1.74	$1.85

Cash dividends paid per common share	$0.30	$0.25	$0.60	$0.475

Weighted average shares outstanding:
Basic	65,105,159	67,691,467	65,699,827	67,635,422
Diluted	66,107,750	68,106,026	66,648,417	68,012,556

CGI 2Q '07 Earnings Release (page 7 of 7)

THE COMMERCE GROUP, INC. (NYSE - CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Six Months Ended June 30, 2007 and 2006
(Thousands of Dollars, Except Per Share Data)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
ADDITIONAL EARNINGS INFORMATION:	2007	2006	2007	2006

Direct written premiums to earned premiums reconciliation:
Direct written premiums	$469,743	$476,635	$981,230	$965,800
Assumed premiums	28,911	8,391	57,955	45,732
Ceded premiums	(35,842)	(76,710)	(90,261)	(132,492)

Net written premiums	462,812	408,316	948,924	879,040
(Increase) decrease in unearned premiums	(9,289)	6,167	(43,488)	(36,099)

Earned premiums	$453,523	$414,483	$905,436	$842,941

GAAP consolidated operating ratios: (1)
Loss ratio	67.5%	57.5%	66.7%	60.1%
Underwriting ratio	30.1%	30.2%	28.5%	27.0%
Combined ratio	97.6%	87.7%	95.2%	87.1%

GAAP operating ratios for combined insurance subsidiaries only: (2)
Loss ratio	65.7%	56.0%	65.6%	59.2%
Underwriting ratio	28.6%	28.9%	27.6%	26.2%
Combined ratio	94.3%	84.9%	93.2%	85.4%

Breakdown of net realized investment gains (losses):
Fixed maturities	$1,798	$(3,957)	$16,655	$1,116
Preferred stocks	(302)	(3,194)	6,884	(1,382)
Common stocks	3,093	721	9,614	721
Preferred stock mutual funds:
Due to decrease in net asset value	(4,843)	(1,567)	(2,390)	(964)
Venture capital funds	1,164	1,447	2,223	1,431
Clark-Prout sale	1,349	-	1,585	-
Minority interest sale	1,510	-	1,510	-
Other	(4)	13	(4)	16
Other than temporary impairment writedowns	(3,766)	-	(3,966)	(1,103)

Net realized investment gains before tax	$(1)	$(6,537)	$32,111	$(165)
Income taxes at 35%	-	(2,288)	11,239	(58)

Net realized investment gains after tax	$(1)	$(4,249)	$20,872	$(107)

Per diluted share net realized gains after tax	$(0.00)	$(0.06)	$0.31	$(0.00)

(1)	GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies
(corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are adjusted for the increase
(decrease) in deferred acquisition costs of $7,305 and $(687) for the three months ended and $14,863 and $7,305 for the six months ended June 30, 2007 and 2006, respectively.

(2)	GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
(a) The loss ratio represents losses and LAE divided by earned premiums; and,
(b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.